Microfilm Number ____________             Filed with the Department
                                          of State on January 30, 1995


Entity Number 1080766                     _________________________________
                                            Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915(Rev 91)

     In compliance with the requirements of 15 Pa. C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:      AMP Incorporated

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  470 Friendship Road       Harrisburg      PA      17111       Dauphin
       Number and Street         City         State     Zip        County

(b)  c/o:__________________________________________________________
                Name of Commercial Registered Office Provider

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:   PA Business
           Corporation Law Act of May 5th, 1993 P.L. 364, as amended.

4.   The date of its incorporation is:           February 15, 1989

5.  (Check, and if appropriate complete, one of the following):

___ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

XX  The amendment shall be effective on:   2/6/95       at   ______________
                                            Date                  Hour

6.  (Check one of the following):

___ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. Section 1914(a) and (b).

XX The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. Section 1914(c).

7.  (Check, and if appropriate complete, one of the following):

___ The amendment adopted by the corporation, set forth in full, is as follows:


XX The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:  15-1915 (Rev 91)-2

8.  (Check if the amendment restates the Articles:

XX The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 25th day of January, 1995.

                                    AMP Incorporated
                                  (Name of Corporation)

                                      /s/  D.F. Henschel
                              By:________________________________
                                         (Signature)

                                       Corporate Secretary
                              Title:_______________________________